EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Northwest Bancshares, Inc. Announces Third Quarter 2025 GAAP net income of $3 million, or $0.02 per diluted share

Year to date EPS of $0.61 per diluted share, 15% growth from the prior year

Record total revenue of $168 million, 21% growth over prior year quarter

Columbus, Ohio — October 27, 2025

Northwest Bancshares, Inc., (the “Company”), (Nasdaq: NWBI) announced net income for the quarter ended September 30, 2025 of $3 million, or $0.02 per diluted share. This represents a decrease of $31 million compared to the prior quarter and same quarter last year, when net income was $34 million, or $0.26 per diluted share, in both periods. The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2025 were 0.69% and 0.08% compared to 8.50% and 0.93% for the same quarter last year and 8.26% and 0.93% for the prior quarter.

Adjusted net income (non-GAAP) for the quarter ended September 30, 2025 was $41 million, or $0.29, per diluted share, which increased by $3 million from $38 million, or $0.30, per diluted share, in the prior quarter. This increase was primarily driven by a $17 million increase in net interest income from the addition of Penns Woods which was partly offset by an increase in adjusted noninterest expense of $11 million. The adjusted annualized returns on average shareholders’ equity (non-GAAP) and average assets (non-GAAP) for the quarter ended September 30, 2025 were 8.89% and 1.01% compared to 9.36% and 1.06% for the prior quarter.

On July 25, 2025, the Company completed its acquisition of Penns Woods Bancorp, Inc. (“Penns Woods”) and its results of operations are included in the Company’s consolidated results since the date of acquisition. Therefore, the Company’s third quarter and year to date 2025 results reflect increased levels of average balances, net interest income, and noninterest expense compared to the prior quarter and 2024 results. After purchase accounting fair value adjustments, the acquisition added $2.2 billion of total assets, including $1.8 billion of loans, $164 million of investments, of which $82 million were immediately sold, as well as $2.0 billion of total liabilities, primarily consisting of $1.6 billion in deposits. The Company recorded preliminary goodwill of $61 million and core deposit intangibles of $48 million related to the acquisition.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on November 18, 2025 to shareholders of record as of November 6, 2025. This is the 124th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company’s common stock as of September 30, 2025, this represents an annualized dividend yield of approximately 6.5%.

Louis J. Torchio, President and CEO, Northwest Bancshares commented, “I am pleased with our first quarter of performance as a combined company. The team completed merger integration activities on time, while staying focused on executing our strategy, and delivering on our commitment to sustainable, responsible, and profitable growth. The benefits of the additional scale from the merger are already evident. We delivered a record $168 million in revenue for the quarter, more than 25% year over year average commercial C&I loan growth continuing our strategic re-balancing, and drove a strong 3Q net interest margin of 3.65% as we maintained our loan yield and low-cost, high-quality, stable funding base.”

“We are expanding our footprint through new branch openings in high growth markets, and have just broken ground on the first of three Columbus market financial centers scheduled for mid-2026 opening. We continue to enhance our capabilities, and provide personalized services and expertise to our customers and the growing number of communities we serve.”

Balance Sheet Highlights

Dollars in thousands				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Average loans receivable	$12,568,497	11,248,954	11,223,602	11.7%	12.0%
Average investments	2,111,928	2,056,476	1,998,855	2.7%	5.7%
Average deposits	13,296,651	12,154,001	12,096,811	9.4%	9.9%
Average borrowed funds	347,357	208,342	220,677	66.7%	57.4%

•Average loans receivable increased $1.3 billion from the quarter ended September 30, 2024 and the quarter ended June 30, 2025. The increase from the prior year and the prior quarter was driven by the Penns Woods acquisition.
•Average investments grew $113 million from the quarter ended September 30, 2024 and $55 million from the quarter ended June 30, 2025. The growth in average investments was primarily due to the investments acquired as part of the Penns Woods acquisition during the third quarter.
•Average deposits grew $1.2 billion from the quarter ended September 30, 2024 and $1.1 billion from the quarter ended June 30, 2025. The growth in both periods was primarily driven by an increase in interest-bearing account balances primarily due to the addition of the Penns Woods deposit accounts.
•Average borrowings increased $127 million compared to the quarter end September 30, 2024 and $139 million compared to the quarter ended June 30, 2025. The increase in average borrowings from the prior year and prior quarter is attributable to the acquisition of long term borrowings from Penns Woods.

Income Statement Highlights

Dollars in thousands				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Interest income	$194,678	171,570	171,381	13.5%	13.6%
Interest expense	58,704	52,126	60,079	12.6%	(2.3)%
Net interest income	$135,974	119,444	111,302	13.8%	22.2%

Net interest margin	3.65%	3.56%	3.33%

Compared to the quarter ended September 30, 2024, net interest income increased $25 million and net interest margin increased to 3.65% from 3.33% for the quarter ended September 30, 2024. This increase in net interest income resulted primarily from:

•A $23 million increase in interest income that was the result of higher average yields coupled with increase in average earning assets. The increase in average earnings assets was driven by the Penns Woods acquisition during the third quarter. The average yield on loans improved to 5.63% for the quarter ended September 30, 2025 from 5.57% for the quarter ended September 30, 2024. This increase was driven by a loan mix shift towards higher yielding commercial loans along with the accretion of loan fair value marks from the acquisition of $3 million during the quarter.
•A $1 million decrease in interest expense was the result of a decline in the cost of deposits partially off by an increase in the average balance of interest-bearing liabilities. The cost of interest-bearing liabilities decreased to 2.13% for the quarter ended September 30, 2025 from 2.39% for the quarter ended September 30, 2024.

Compared to the quarter ended June 30, 2025, net interest income increased $17 million and net interest margin increased to 3.65% for the quarter ended September 30, 2025 from 3.56%. This increase in net interest income resulted from the following:

•A $23 million increase in interest income driven by growth in the average loan balances and an increase on investments yields compared to the prior quarter. The average yield on loans increased to 5.63% from 5.55% and average investment yields increased to 2.81% from 2.69% for the quarter ended June 30, 2025. The increase was primarily driven by the Penns Woods acquisition and the accretion of loan fair value marks coupled with a continued shift in loan mix towards higher yielding commercial loans.
•A $7 million increase in interest expense driven by higher interest expense on both deposits and borrowings from the Penns Woods acquisition. Average cost of interest-bearing deposits increased compared to the prior quarter to 1.99% from 1.97% for the quarter ended June 30, 2025 while average cost of borrowings declined to 3.84% from 3.94% for the quarter ended June 30, 2025.

Dollars in thousands				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Provision for credit losses - loans	$31,394	11,456	5,727	174.0%	448.2%
Provision for credit losses - unfunded commitments	(189)	(2,712)	(852)	(93.0)%	(77.8)%
Total provision for credit losses expense	$31,205	8,744	4,875	256.9%	540.1%

The total provision for credit losses for the quarter ended September 30, 2025 was $31 million primarily driven by the Day 1 initial provision from the Penns Woods acquisition of $20.6 million. Excluding the Day 1 provision for credit losses from the acquisition, the provision for credit losses for the quarter ended September 30, 2025 was $10.5 million, which increased compared to the prior year and the prior quarter primarily due to an increase in net charge offs coupled with an increase due to individually assessed loans.

The Company saw an increase in classified loans to $527 million, or 4.07% of total loans, at September 30, 2025 from $320 million, or 2.83% of total loans, at September 30, 2024 and $518 million, or 4.57% of total loans, at June 30, 2025. This increase was driven by changes in our commercial real estate portfolio which increased $141 million from the prior year. The increase from the prior quarter was primarily due to classified loans acquired in the Penns Woods acquisition which were partially offset by improvements in our legacy loan portfolio.

Dollars in thousands				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Noninterest income:
Gain/(loss) on sale of investments	$36	—	—	NA	NA
Gain on sale of SBA loans	341	819	667	(58.4)%	(48.9)%
Service charges and fees	16,911	15,797	15,932	7.1%	6.1%
Trust and other financial services income	8,040	7,948	7,924	1.2%	1.5%
Gain on real estate owned, net	132	258	105	(48.8)%	25.7%
Income from bank-owned life insurance	1,751	1,421	1,434	23.2%	22.1%
Mortgage banking income	1,003	1,075	744	(6.7)%	34.8%
Other operating income	3,984	3,620	1,027	10.1%	287.9%
Total noninterest income	$32,198	30,938	27,833	4.1%	15.7%

Noninterest income increased $4 million from the quarter ended September 30, 2024 driven by an increase in other operating income driven by a gain on equity method investments during the current quarter compared to a loss on equity method investments and the sale of a building during the prior year. Noninterest income increased by $1 million from the quarter ended June 30, 2025, due primarily to an increase in service charges and fees driven by deposit related fees based on customer activity partially related to the Penns Woods acquisition.

Dollars in thousands				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Noninterest expense:
Personnel expense	$63,014	55,213	56,186	14.1%	12.2%
Non-personnel expense	70,484	42,327	34,581	66.5%	103.8%
Total noninterest expense	$133,498	97,540	90,767	36.9%	47.1%

Noninterest expense increased from the quarter ended September 30, 2024 due to a $7 million increase in personnel expenses driven by an increase in core compensation and benefits expense due to the addition of Penns Woods employees coupled with an increase in performance based incentive compensation expense. Additionally, non-personnel expense increased by $36 million due to $31 million of merger and restructuring expenses in the current period and an increase of $1 million in amortization of intangible expense related to the acquisition.

Compared to the quarter ended June 30, 2025, noninterest expense increased due to an increase in personnel expense of $8 million driven by the same factors discussed above. Non-personnel expense increased by $28 million due to an increase of $25 million in merger and restructuring expenses in the quarter ended September 30, 2025, an increase of $2 million in amortization of intangible expense related to the acquisition and an increase in processing expense of $2 million based on lower software spend in the prior quarter.

Dollars in thousands				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Income before income taxes	$3,469	44,098	43,493	(92.1)%	(92.0)%
Income tax expense	302	10,423	9,875	(97.1)%	(96.9)%
Net income	$3,167	33,675	33,618	(90.6)%	(90.6)%

The provision for income taxes decreased by $10 million from the quarter ended September 30, 2024 and the quarter ended June 30, 2025 primarily due to the quarterly change in income before income taxes.

Net income decreased from the quarter ended September 30, 2024 and the quarter ended June 30, 2025 due to the factors discussed above.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of September 30, 2025, Northwest operated 151 full-service financial centers and ten free standing drive-up facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on The Nasdaq Stock Market LLC (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed online at www.northwest.com.

Investor Contact:	Michael Perry, Corporate Development & Strategy (814) 726-2140
Media Contact:	Ian Bailey, External Communications (380) 400-2423

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This release may contain forward-looking statements. When used or incorporated by reference in disclosure documents, the words “believe,” “anticipate,” “estimate,” “expect,” “project,” “target,” “goal” and similar expressions are intended to identify forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements include but are not limited to: statements of our goals, intentions and expectations; statements regarding our financial condition and results of operations, including statements related to our earnings outlook; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to the following: the possibility that any of the anticipated benefits of the merger with Penns Woods will not be realized or will not be realized within the expected time period; the effect of the merger on the combined company’s customer and employee relationships and operating results; and other factors that may affect the results of operations and financial condition of the combined company; inflation and changes in the interest rate environment that reduce our margins, our loan origination, or the fair value of financial instruments; changes in asset quality, including increases in default rates on loans and higher levels of nonperforming loans and loan charge-offs generally; changes in laws, government regulations or supervision, examination and enforcement priorities affecting financial institutions, including as part of the regulatory reform agenda of the Trump administration, as well as changes in regulatory fees and capital requirements; changes in federal, state, or local tax laws and tax rates; general economic conditions, either nationally or in our market areas, that are different than expected, including inflationary or recessionary pressures or those related to changes in monetary, fiscal, regulatory and tariff policies of the U.S. government, including policies of the U.S. Department of Treasury and Board of Governors of the Federal Reserve System; adverse changes in the securities and credit markets; instability or breakdown in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil; cyber-security concerns, including an interruption or breach in the security of our website or other information systems; technological changes that may be more difficult or expensive than expected; changes in liquidity, including the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio; the ability of third-party providers to perform their obligations to us; competition among depository and other financial institutions, including with respect to deposit gathering, service charges and fees; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to manage our internal growth and our ability to successfully integrate acquired entities, businesses or branch offices; changes in consumer spending, borrowing and savings habits; our ability to continue to increase and manage our commercial and personal loans; possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises; changes in the value of our goodwill or other intangible assets; the impact of the economy on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities; our ability to receive regulatory approvals for proposed transactions or new lines of business; the effects of any federal government shutdown or the inability of the federal government to manage debt limits; changes in the financial performance and/or condition of our borrowers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission (the “SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; the effect of global or national war, conflict, or terrorism; our ability to manage market risk, credit risk and operational risk; the disruption to local, regional, national and global economic activity caused by infectious disease outbreaks, and the significant impact that any such outbreaks may have on our growth, operations and earnings; the effects of natural disasters and extreme weather events; changes in our ability to continue to pay dividends, either at current rates or at all; our ability to retain key employees; and our compensation expense associated with equity allocated or awarded to our employees. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These and other risk factors are more fully described in this presentation and in the Northwest Bancshares, Inc. (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2024 under the section entitled "Item 1A - Risk Factors," and from time to time in other filings made by the Company with the SEC. These forward-looking statements speak only at the date of the presentation. The Company expressly disclaims any obligation to publicly release any updates or revisions to reflect any change in the Company’s expectations with regard to any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management believes these non-GAAP financial measures allow for better comparability of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the pages 9 and 10 of this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures where applicable.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	September 30, 2025	December 31, 2024	September 30, 2024
Assets
Cash and cash equivalents	$278,817	288,378	226,883
Marketable securities available-for-sale (amortized cost of $1,405,959, $1,278,665 and $1,248,104, respectively)	1,270,880	1,108,944	1,111,868
Marketable securities held-to-maturity (fair value of $618,633, $637,948 and $672,641, respectively)	702,392	750,586	766,772
Total cash and cash equivalents and marketable securities	2,252,089	2,147,908	2,105,523

Loans held-for-sale	22,297	76,331	9,370
Residential mortgage loans	3,157,853	3,178,269	3,248,788
Home equity loans	1,520,893	1,149,396	1,167,202
Consumer loans	2,453,805	1,995,085	1,998,032
Commercial real estate loans	3,495,664	2,849,862	2,994,379
Commercial loans	2,312,718	2,007,402	1,886,787
Total loans receivable	12,940,933	11,180,014	11,295,188
Allowance for credit losses	(157,396)	(116,819)	(125,813)
Loans receivable, net	12,783,537	11,063,195	11,169,375

FHLB stock, at cost	33,349	21,006	21,223
Accrued interest receivable	55,549	46,356	46,678
Real estate owned, net	174	35	76
Premises and equipment, net	139,491	124,246	126,391
Bank-owned life insurance	303,115	253,137	255,324
Goodwill	442,010	380,997	380,997
Other intangible assets, net	47,924	2,837	3,363
Other assets	305,082	292,176	236,005
Total assets	$16,384,617	14,408,224	14,354,325
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$3,089,963	2,621,415	2,581,769
Interest-bearing demand deposits	2,898,350	2,666,504	2,676,779
Money market deposit accounts	2,462,979	2,007,739	1,956,747
Savings deposits	2,373,413	2,171,251	2,145,735
Time deposits	2,871,544	2,677,645	2,710,049
Total deposits	13,696,249	12,144,554	12,071,079

Borrowed funds	368,241	200,331	204,374
Subordinated debt	114,800	114,538	114,451
Junior subordinated debentures	130,028	129,834	129,769
Advances by borrowers for taxes and insurance	21,840	42,042	24,700
Accrued interest payable	10,555	6,935	15,125
Other liabilities	183,560	173,134	203,502
Total liabilities	14,525,273	12,811,368	12,763,000
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 146,097,057, 127,508,003 and 127,400,199 shares issued and outstanding, respectively	1,461	1,275	1,274
Additional paid-in capital	1,275,444	1,033,385	1,030,384
Retained earnings	669,701	673,110	665,845
Accumulated other comprehensive loss	(87,262)	(110,914)	(106,178)
Total shareholders’ equity	1,859,344	1,596,856	1,591,325
Total liabilities and shareholders’ equity	$16,384,617	14,408,224	14,354,325

Equity to assets	11.35%	11.08%	11.09%
Tangible common equity to tangible assets*	8.62%	8.65%	8.64%
Book value per share	$12.73	12.52	12.49
Tangible book value per share*	$9.37	9.51	9.47
Closing market price per share	$12.39	13.19	13.38
Full time equivalent employees	2,190	1,956	1,975
Number of banking offices	161	141	141
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Interest income:
Loans receivable	$177,723	154,914	164,638	155,838	156,413
Mortgage-backed securities	12,668	12,154	11,730	11,515	10,908
Taxable investment securities	1,183	999	933	910	842
Tax-free investment securities	752	512	512	515	512
FHLB stock dividends	652	318	366	392	394
Interest-earning deposits	1,700	2,673	2,416	1,552	2,312
Total interest income	194,678	171,570	180,595	170,722	171,381
Interest expense:
Deposits	51,880	46,826	47,325	50,854	54,198
Borrowed funds	6,824	5,300	5,452	5,671	5,881
Total interest expense	58,704	52,126	52,777	56,525	60,079
Net interest income	135,974	119,444	127,818	114,197	111,302
Provision for credit losses - loans	31,394	11,456	8,256	15,549	5,727
Provision for credit losses - unfunded commitments	(189)	(2,712)	(345)	1,016	(852)
Net interest income after provision for credit losses	104,769	110,700	119,907	97,632	106,427
Noninterest income:
Gain on sale of investments	36	—	—	—	—
Gain on sale of SBA loans	341	819	1,238	822	667
Service charges and fees	16,911	15,797	14,987	15,975	15,932
Trust and other financial services income	8,040	7,948	7,910	7,485	7,924
Gain on real estate owned, net	132	258	84	238	105
Income from bank-owned life insurance	1,751	1,421	1,331	2,020	1,434
Mortgage banking income	1,003	1,075	696	224	744
Other operating income	3,984	3,620	2,109	13,299	1,027
Total noninterest income	32,198	30,938	28,355	40,063	27,833
Noninterest expense:
Compensation and employee benefits	63,014	55,213	54,540	53,198	56,186
Premises and occupancy costs	7,707	7,122	8,400	7,263	7,115
Office operations	3,495	2,910	2,977	3,036	2,811
Collections expense	776	838	328	905	474
Processing expenses	15,072	12,973	13,990	15,361	14,570
Marketing expenses	1,932	3,018	1,880	2,327	2,004
Federal deposit insurance premiums	3,361	2,296	2,328	2,949	2,763
Professional services	3,010	3,990	2,756	3,788	3,302
Amortization of intangible assets	1,974	436	504	526	590
Merger, asset disposition and restructuring expense	31,260	6,244	1,123	2,850	43
Other expenses	1,897	2,500	2,911	3,123	909
Total noninterest expense	133,498	97,540	91,737	95,326	90,767
Income before income taxes	3,469	44,098	56,525	42,369	43,493
Income tax expense	302	10,423	13,067	9,619	9,875
Net income	$3,167	33,675	43,458	32,750	33,618

Basic earnings per share	$0.02	0.26	0.34	0.26	0.26
Diluted earnings per share	$0.02	0.26	0.34	0.26	0.26

Weighted average common shares outstanding - diluted	141,175,516	128,114,509	128,299,013	127,968,910	127,714,511

Annualized return on average equity	0.69%	8.26%	10.90%	8.20%	8.50%
Annualized return on average assets	0.08%	0.93%	1.22%	0.91%	0.93%
Annualized return on average tangible common equity*	0.90%	10.78%	14.29%	10.81%	11.26%
Efficiency ratio	79.38%	64.86%	58.74%	61.80%	65.24%
Efficiency ratio, excluding certain items**	59.62%	60.42%	57.70%	59.61%	64.78%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Nine months ended September 30,
	2025	2024
Interest income:
Loans receivable	$497,275	459,938
Mortgage-backed securities	36,552	28,278
Taxable investment securities	3,115	2,364
Tax-free investment securities	1,776	1,460
FHLB stock dividends	1,336	1,499
Interest-earning deposits	6,789	4,935
Total interest income	546,843	498,474
Interest expense:
Deposits	146,031	154,638
Borrowed funds	17,576	22,455
Total interest expense	163,607	177,093
Net interest income	383,236	321,381
Provision for credit losses - loans	51,106	12,130
Provision for credit losses - unfunded commitments	(3,246)	(4,190)
Net interest income after provision for credit losses	335,376	313,441
Noninterest income:
Gain/(loss) on sale of investments	36	(39,413)
Gain on sale of SBA loans	2,398	2,997
Service charges and fees	47,695	46,982
Trust and other financial services income	23,898	22,617
Gain on real estate owned, net	474	649
Income from bank-owned life insurance	4,503	4,307
Mortgage banking income	2,774	2,097
Other operating income	9,713	6,711
Total noninterest income	91,491	46,947
Noninterest expense:
Compensation and employee benefits	172,767	161,257
Premises and occupancy costs	23,229	22,206
Office operations	9,382	9,397
Collections expense	1,942	1,216
Processing expenses	42,035	43,990
Marketing expenses	6,830	6,563
Federal deposit insurance premiums	7,985	8,651
Professional services	9,756	11,095
Amortization of intangible assets	2,914	1,926
Merger, asset disposition and restructuring expense	38,627	2,913
Other expenses	7,308	3,997
Total noninterest expense	322,775	273,211
Income before income taxes	104,092	87,177
Income tax expense	23,792	19,649
Net income	$80,300	67,528

Basic earnings per share	$0.61	0.53
Diluted earnings per share	$0.61	0.53

Weighted average common shares outstanding - diluted	132,700,517	127,569,014

Annualized return on average equity	6.36%	5.80%
Annualized return on average assets	0.72%	0.63%
Annualized return on tangible common equity*	8.29%	7.71%

Efficiency ratio	67.99%	74.18%
Efficiency ratio, excluding certain items**	59.24%	65.82%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes loss on sale of investments, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended			Nine months ended September 30,
	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024
Reconciliation of net income to adjusted net income:
Net income (GAAP)	$3,167	33,675	33,618	80,300	67,528
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	31,260	6,244	43	38,627	2,913
Add: loss on the sale of investments	—	—	—	—	39,413
Add: CECL Day 1 non-PCD and unfunded provision expense	20,664	—	—	20,664	—
Less: tax benefit of non-GAAP adjustments	(14,539)	(1,748)	(12)	(16,601)	(11,851)
Adjusted net income (non-GAAP)	$40,552	38,171	33,649	122,990	98,003
Diluted earnings per share (GAAP)	$0.02	0.26	0.26	0.61	0.53
Diluted adjusted earnings per share (non-GAAP)	$0.29	0.30	0.26	0.93	0.77

Average equity	$1,809,395	1,635,966	1,572,897	1,688,030	1,554,800
Average assets	15,942,440	14,468,197	14,351,669	14,943,347	14,406,092
Annualized return on average equity (GAAP)	0.69%	8.26%	8.50%	6.36%	5.80%
Annualized return on average assets (GAAP)	0.08%	0.93%	0.93%	0.72%	0.63%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense, loss on the sale of investments and CECL Day 1 non-PCD and unfunded provision expense, net of tax (non-GAAP)	8.89%	9.36%	8.51%	9.74%	8.42%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense, loss on sale of investments and CECL Day 1 non-PCD and unfunded provision expense, net of tax (non-GAAP)	1.01%	1.06%	0.93%	1.10%	0.91%
The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	September 30, 2025	December 31, 2024	September 30, 2024
Tangible common equity to assets
Total shareholders’ equity	$1,859,344	1,596,856	1,591,325
Less: goodwill and intangible assets	(489,934)	(383,834)	(384,360)
Tangible common equity	$1,369,410	1,213,022	1,206,965

Total assets	$16,384,617	14,408,224	14,354,325
Less: goodwill and intangible assets	(489,934)	(383,834)	(384,360)
Tangible assets	$15,894,683	14,024,390	13,969,965

Tangible common equity to tangible assets	8.62%	8.65%	8.64%

Tangible book value per share
Tangible common equity	$1,369,410	1,213,022	1,206,965
Common shares outstanding	146,097,057	127,508,003	127,400,199
Tangible book value per share	9.37	9.51	9.47

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Income.

	Quarter ended					Nine months ended September 30,
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	2025	2024

Annualized return on average tangible common equity
Net income	$3,167	33,675	43,458	32,750	33,618	80,300	67,528

Average shareholders’ equity	1,809,395	1,635,966	1,616,611	1,589,228	1,572,897	1,688,030	1,554,800
Less: average goodwill and intangible assets	(409,875)	(383,152)	(383,649)	(384,178)	(384,730)	(392,321)	(385,375)
Average tangible common equity	$1,399,520	1,252,814	1,232,962	1,205,050	1,188,167	1,295,709	1,169,425

Annualized return on average tangible common equity	0.90%	10.78%	14.29%	10.81%	11.26%	8.29%	7.71%

Efficiency ratio, excluding loss on the sale of investments, amortization and merger, asset disposition and restructuring expenses
Non-interest expense	$133,498	97,540	91,737	95,326	90,767	322,775	273,211
Less: amortization expense	(1,974)	(436)	(504)	(526)	(590)	(2,914)	(1,926)
Less: merger, asset disposition and restructuring expenses	(31,260)	(6,244)	(1,123)	(2,850)	(43)	(38,627)	(2,913)
Non-interest expense, excluding amortization and merger, assets disposition and restructuring expenses	$100,264	90,860	90,110	91,950	90,134	281,234	268,372

Net interest income	$135,974	119,444	127,818	114,197	111,302	383,236	321,381
Non-interest income	32,198	30,938	28,355	40,063	27,833	91,491	46,947
Add: loss on the sale of investments	—	—	—	—	—	—	39,413
Net interest income plus non-interest income, excluding loss on sale of investments	$168,172	150,382	156,173	154,260	139,135	474,727	407,741

Efficiency ratio, excluding loss on sale of investments, amortization and merger, asset disposition and restructuring expenses	59.62%	60.42%	57.70%	59.61%	64.78%	59.24%	65.82%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense, amortization expense and loss on sale of investments. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 per depositor are not insured by the Federal Deposit Insurance Corporation. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of September 30, 2025
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$3,746,638	27.4%	6,277
Less intercompany deposit accounts	1,321,881	9.7%	12
Less collateralized deposit accounts	480,761	3.5%	253
Uninsured deposits excluding intercompany and collateralized accounts	$1,943,996	14.2%	6,012
(1)      Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $39.0 million, or 0.28% of total deposits, as of September 30, 2025. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $198 million, or 1.45% of total deposits, as of September 30, 2025. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $323,353 as of September 30, 2025.

The following table provides additional details for the Company’s deposit portfolio:

	As of September 30, 2025
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,618,533	11.8%	314,147
Business noninterest bearing demand deposits	1,471,430	10.7%	48,395
Personal interest-bearing demand deposits	1,354,562	9.9%	55,431
Business interest-bearing demand deposits	1,543,788	11.3%	9,236
Personal money market deposits	1,685,343	12.3%	27,005
Business money market deposits	777,636	5.7%	3,237
Savings deposits	2,373,413	17.3%	188,460
Time deposits	2,871,544	21.0%	82,932
Total deposits	$13,696,249	100.0%	728,843

Our average deposit account balance as of September 30, 2025 was $18,792. The Company’s insured cash sweep deposit balance was $653 million as of September 30, 2025.

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At September 30, 2025
	Actual (1)		Minimum capital requirements (2)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,874,975	15.50%	$1,269,941	10.50%	$1,209,468	10.00%
Northwest Bank	1,677,386	13.88%	1,268,588	10.50%	1,208,179	10.00%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,482,638	12.26%	1,028,047	8.50%	725,681	6.00%
Northwest Bank	1,526,048	12.63%	1,026,952	8.50%	966,543	8.00%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,482,638	12.26%	846,627	7.00%	N/A	N/A
Northwest Bank	1,526,048	12.63%	845,725	7.00%	785,316	6.50%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,482,638	9.47%	626,057	4.00%	N/A	N/A
Northwest Bank	1,526,048	9.41%	648,658	4.00%	810,822	5.00%
(1)     September 30, 2025 figures are estimated.
(2)    Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see “Item 1. Business - Supervision and Regulation” of our 2024 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	September 30, 2025
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after five years through ten years	$1,762	11	(18)	1,755	3.20
Due after ten years	42,581	—	(8,165)	34,416	5.89

Debt issued by government sponsored enterprises:
Due after one year through five years	1,055	6	(3)	1,058	1.74
Due after five years through ten years	996	7	—	1,003	0.65

Municipal securities:
Due in one year or less	4,774	6	—	4,779	0.16
Due after one year through five years	12,096	117	(1)	12,212	2.30
Due after five years through ten years	24,655	312	(1,405)	23,562	6.76
Due after ten years	53,172	191	(7,843)	45,520	9.77

Corporate debt issues:
Due in one year or less	1,421	3	—	1,424	0.28
Due after one year through five years	10,893	59	(79)	10,873	3.79
Due after five years through ten years	26,315	1,151	—	27,466	4.02

Mortgage-backed agency securities:
Fixed rate pass-through	297,215	3,099	(11,877)	288,437	6.48
Variable rate pass-through	3,156	59	(2)	3,213	3.53
Fixed rate agency CMOs	879,499	2,428	(113,019)	768,909	4.32
Variable rate agency CMOs	46,369	102	(218)	46,253	5.97
Total mortgage-backed agency securities	1,226,239	5,688	(125,116)	1,106,811	4.95
Total marketable securities available-for-sale	$1,405,959	7,551	(142,630)	1,270,880	5.10

Marketable securities held-to-maturity
Government sponsored
Due in one year or less	$16,478	—	(226)	16,252	0.48
Due after one year through five years	107,987	—	(9,406)	98,581	3.22

Mortgage-backed agency securities:
Fixed rate pass-through	122,022	—	(13,870)	108,152	4.17
Variable rate pass-through	328	3	—	331	3.34
Fixed rate agency CMOs	455,049	—	(60,258)	394,791	5.42
Variable rate agency CMOs	528	—	(2)	526	4.39
Total mortgage-backed agency securities	577,927	3	(74,130)	503,800	5.01
Total marketable securities held-to-maturity	$702,392	3	(83,762)	618,633	4.63

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Nonaccrual loans:
Residential mortgage loans	$11,497	8,482	7,025	6,951	7,541
Home equity loans	6,979	3,507	3,004	3,332	4,041
Consumer loans	5,898	4,418	5,201	5,028	5,205
Commercial real estate loans	82,580	62,091	31,763	36,967	43,471
Commercial loans	21,371	23,896	11,757	9,123	16,570
Total nonaccrual loans	128,325	102,394	58,750	61,401	76,828
Loans 90 days past due and still accruing	701	493	603	656	1,045
Nonperforming loans	129,026	102,887	59,353	62,057	77,873
Real estate owned, net	174	48	80	35	76
Other nonperforming assets (1)	—	—	16,102	16,102	—
Nonperforming assets	$129,200	102,935	75,535	78,194	77,949

Nonperforming loans to total loans	1.00%	0.91%	0.53%	0.56%	0.69%
Nonperforming assets to total assets	0.79%	0.71%	0.52%	0.54%	0.54%
Allowance for credit losses to total loans	1.22%	1.14%	1.09%	1.04%	1.11%
Allowance for credit losses to nonperforming loans	121.99%	125.53%	206.91%	188.24%	161.56%
(1) Other nonperforming assets includes nonaccrual loans held-for-sale.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At September 30, 2025	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,146,355	—	11,498	—	—	3,157,853
Home equity loans	1,513,914	—	6,979	—	—	1,520,893
Consumer loans	2,447,208	—	6,597	—	—	2,453,805
Total Personal Banking	7,107,477	—	25,074	—	—	7,132,551
Commercial Banking:
Commercial real estate loans	2,912,166	171,005	412,493	—	—	3,495,664
Commercial loans	2,141,236	82,009	89,473	—	—	2,312,718
Total Commercial Banking	5,053,402	253,014	501,966	—	—	5,808,382
Total loans	$12,160,879	253,014	527,040	—	—	12,940,933
At June 30, 2025
Personal Banking:
Residential mortgage loans	$3,039,809	—	12,317	—	—	3,052,126
Home equity loans	1,153,808	—	3,712	—	—	1,157,520
Consumer loans	2,206,363	—	4,912	—	—	2,211,275
Total Personal Banking	6,399,980	—	20,941	—	—	6,420,921
Commercial Banking:
Commercial real estate loans	2,266,057	112,852	403,495	—	—	2,782,404
Commercial loans	1,956,751	87,951	93,797	—	—	2,138,499
Total Commercial Banking	4,222,808	200,803	497,292	—	—	4,920,903
Total loans	$10,622,788	200,803	518,233	—	—	11,341,824
At March 31, 2025
Personal Banking:
Residential mortgage loans	$3,110,770	—	10,877	—	—	3,121,647
Home equity loans	1,138,367	—	3,210	—	—	1,141,577
Consumer loans	2,075,719	—	5,750	—	—	2,081,469
Total Personal Banking	6,324,856	—	19,837	—	—	6,344,693
Commercial Banking:
Commercial real estate loans	2,497,722	86,779	208,233	—	—	2,792,734
Commercial loans	1,964,699	63,249	51,070	—	—	2,079,018
Total Commercial Banking	4,462,421	150,028	259,303	—	—	4,871,752
Total loans	$10,787,277	150,028	279,140	—	—	11,216,445
At December 31, 2024
Personal Banking:
Residential mortgage loans	$3,167,447	—	10,822	—	—	3,178,269
Home equity loans	1,145,856	—	3,540	—	—	1,149,396
Consumer loans	1,989,479	—	5,606	—	—	1,995,085
Total Personal Banking	6,302,782	—	19,968	—	—	6,322,750
Commercial Banking:
Commercial real estate loans	2,571,915	72,601	205,346	—	—	2,849,862
Commercial loans	1,923,382	37,063	46,957	—	—	2,007,402
Total Commercial Banking	4,495,297	109,664	252,303	—	—	4,857,264
Total loans	$10,798,079	109,664	272,271	—	—	11,180,014
At September 30, 2024
Personal Banking:
Residential mortgage loans	$3,237,357	—	11,431	—	—	3,248,788
Home equity loans	1,162,951	—	4,251	—	—	1,167,202
Consumer loans	1,992,110	—	5,922	—	—	1,998,032
Total Personal Banking	6,392,418	—	21,604	—	—	6,414,022
Commercial Banking:
Commercial real estate loans	2,634,987	87,693	271,699	—	—	2,994,379
Commercial loans	1,808,433	51,714	26,640	—	—	1,886,787
Total Commercial Banking	4,443,420	139,407	298,339	—	—	4,881,166
Total loans	$10,835,838	139,407	319,943	—	—	11,295,188
*    Includes $41.0 million, $4.0 million, $4.7 million, $2.7 million, and $2.9 million of acquired loans at September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively.
**    Includes $96.9 million, $19.2 million, $18.0 million, $19.8 million, and $26.0 million of acquired loans at September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	September 30, 2025	*	June 30, 2025	*	March 31, 2025	*	December 31, 2024	*	September 30, 2024	*

Loans delinquent 30 days to 59 days:
Residential mortgage loans	$1,639	0.1%	$561	—%	$32,840	1.0%	$28,690	0.9%	$685	—%
Home equity loans	4,644	0.3%	4,664	0.4%	3,882	0.3%	5,365	0.5%	3,907	0.3%
Consumer loans	12,257	0.5%	9,174	0.4%	8,792	0.4%	11,102	0.6%	10,777	0.5%
Commercial real estate loans	14,600	0.4%	4,585	0.2%	8,536	0.3%	5,215	0.2%	5,919	0.2%
Commercial loans	9,974	0.4%	5,569	0.3%	6,841	0.3%	5,632	0.3%	3,260	0.2%
Total loans delinquent 30 days to 59 days	$43,114	0.3%	$24,553	0.2%	$60,891	0.5%	$56,004	0.5%	$24,548	0.2%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	$7,917	0.3%	$8,958	0.3%	$3,074	0.1%	$10,112	0.3%	$9,027	0.3%
Home equity loans	2,671	0.2%	985	0.1%	1,290	0.1%	1,434	0.1%	882	0.1%
Consumer loans	3,691	0.2%	3,233	0.1%	2,808	0.1%	3,640	0.2%	3,600	0.2%
Commercial real estate loans	1,575	—%	13,240	0.5%	2,001	0.1%	915	—%	7,643	0.3%
Commercial loans	1,915	0.1%	2,031	0.1%	2,676	0.1%	1,726	0.1%	753	—%
Total loans delinquent 60 days to 89 days	$17,769	0.1%	$28,447	0.3%	$11,849	0.1%	$17,827	0.2%	$21,905	0.2%

Loans delinquent 90 days or more:
Residential mortgage loans	$9,427	0.3%	$6,905	0.2%	$4,005	0.1%	$4,931	0.2%	$5,370	0.2%
Home equity loans	2,963	0.2%	1,879	0.2%	1,893	0.2%	2,250	0.2%	2,558	0.2%
Consumer loans	4,865	0.2%	3,486	0.2%	4,026	0.2%	3,967	0.2%	3,983	0.2%
Commercial real estate loans	56,453	1.6%	41,875	1.5%	23,433	0.8%	7,702	0.3%	6,167	0.2%
Commercial loans	9,490	0.4%	10,433	0.5%	5,994	0.3%	7,335	0.4%	14,484	0.8%
Total loans delinquent 90 days or more	$83,198	0.6%	$64,578	0.6%	$39,351	0.3%	$26,185	0.2%	$32,562	0.3%

Total loans delinquent	$144,081	1.1%	$117,578	1.0%	$112,091	1.0%	$100,016	0.9%	$79,015	0.7%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Beginning balance	$129,159	122,809	116,819	125,813	125,070
Initial allowance on loans purchased with credit deterioration	6,029	—	—	—	—
Provision	31,394	11,456	8,256	15,549	5,727
Charge-offs residential mortgage	(137)	(273)	(588)	(176)	(255)
Charge-offs home equity	(336)	(413)	(273)	(197)	(890)
Charge-offs consumer	(3,994)	(3,331)	(3,805)	(4,044)	(3,560)
Charge-offs commercial real estate	(4,312)	(293)	(116)	(13,997)	(475)
Charge-offs commercial	(2,395)	(3,597)	(571)	(10,400)	(1,580)
Recoveries	1,988	2,801	3,087	4,271	1,776
Ending balance	$157,396	129,159	122,809	116,819	125,813
Net charge-offs to average loans, annualized	0.29%	0.18%	0.08%	0.87%	0.18%

	Nine months ended September 30,
	2025	2024
Beginning balance	$116,819	125,243
Initial allowance on loans purchased with credit deterioration	6,029	—
Provision	51,106	12,130
Charge-offs residential mortgage	(998)	(669)
Charge-offs home equity	(1,022)	(1,539)
Charge-offs consumer	(11,130)	(10,694)
Charge-offs commercial real estate	(4,721)	(1,324)
Charge-offs commercial	(6,563)	(4,062)
Recoveries	7,876	6,728
Ending balance	$157,396	125,813
Net charge-offs to average loans, annualized	0.19%	0.14%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	September 30, 2025			June 30, 2025			March 31, 2025			December 31, 2024			September 30, 2024
	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost
Assets:
Interest-earning assets:
Residential mortgage loans	$3,160,008	31,386	3.97%	$3,091,324	29,978	3.88%	$3,155,738	30,394	3.85%	$3,215,596	31,107	3.87%	$3,286,316	31,537	3.84%
Home equity loans	1,421,717	21,080	5.88%	1,145,655	16,265	5.69%	1,139,728	16,164	5.75%	1,154,456	16,801	5.79%	1,166,866	17,296	5.90%
Consumer loans	2,330,173	32,729	5.57%	2,073,103	28,648	5.54%	1,948,230	26,273	5.47%	1,918,356	26,293	5.45%	1,955,988	26,034	5.29%
Commercial real estate loans	3,377,740	51,761	6.00%	2,836,757	43,457	6.06%	2,879,607	56,508	7.85%	2,983,946	46,933	6.15%	2,995,032	47,473	6.31%
Commercial loans	2,278,859	41,519	7.13%	2,102,115	37,287	7.02%	2,053,213	36,012	7.02%	1,932,427	35,404	7.17%	1,819,400	34,837	7.62%
Total loans receivable (a) (b) (d)	12,568,497	178,475	5.63%	11,248,954	155,635	5.55%	11,176,516	165,351	6.00%	11,204,781	156,538	5.56%	11,223,602	157,177	5.57%
Mortgage-backed securities (c)	1,810,209	12,668	2.80%	1,790,423	12,154	2.72%	1,773,402	11,730	2.65%	1,769,151	11,514	2.60%	1,735,728	10,908	2.51%
Investment securities (c) (d)	301,719	2,153	2.85%	266,053	1,668	2.51%	263,825	1,599	2.43%	264,840	1,575	2.38%	263,127	1,504	2.29%
FHLB stock, at cost	30,434	652	8.51%	17,838	318	7.15%	20,862	366	7.11%	21,237	392	7.35%	20,849	394	7.51%
Other interest-earning deposits	164,131	1,700	4.05%	220,416	2,673	4.85%	243,412	2,416	3.97%	132,273	1,554	4.60%	173,770	2,312	5.29%
Total interest-earning assets	14,874,990	195,648	5.22%	13,543,684	172,448	5.11%	13,478,017	181,462	5.46%	13,392,282	171,573	5.10%	13,417,076	172,295	5.11%
Noninterest-earning assets (e)	1,067,450			924,513			924,466			930,582			934,593
Total assets	$15,942,440			$14,468,197			$14,402,483			$14,322,864			$14,351,669
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,343,137	6,679	1.13%	$2,212,175	6,521	1.18%	$2,194,305	6,452	1.19%	$2,152,955	6,549	1.21%	$2,151,933	6,680	1.23%
Interest-bearing demand deposit	2,782,369	8,258	1.18%	2,609,887	7,192	1.11%	2,593,228	7,063	1.10%	2,636,279	7,894	1.19%	2,567,682	7,452	1.15%
Money market deposit accounts	2,392,748	11,785	1.95%	2,121,088	9,658	1.83%	2,082,948	9,306	1.81%	1,980,769	8,880	1.78%	1,966,684	9,170	1.85%
Time deposits	2,818,526	25,158	3.54%	2,599,254	23,455	3.62%	2,629,388	24,504	3.78%	2,671,343	27,531	4.10%	2,830,737	30,896	4.34%
Total interesting bearing deposits (g)	10,336,780	51,880	1.99%	9,542,404	46,826	1.97%	9,499,869	47,325	2.02%	9,441,346	50,854	2.14%	9,517,036	54,198	2.27%
Borrowed funds (f)	347,357	3,366	3.84%	208,342	2,046	3.94%	224,122	2,206	3.99%	222,506	2,246	4.02%	220,677	2,266	4.09%
Subordinated debt	114,745	1,335	4.65%	114,661	1,148	4.00%	114,576	1,148	4.01%	114,488	1,148	4.01%	114,396	1,148	4.01%
Junior subordinated debentures	129,986	2,123	6.39%	129,921	2,106	6.41%	129,856	2,098	6.46%	129,791	2,277	6.87%	129,727	2,467	7.56%
Total interest-bearing liabilities	10,928,868	58,704	2.13%	9,995,328	52,126	2.09%	9,968,423	52,777	2.15%	9,908,131	56,525	2.27%	9,981,836	60,079	2.39%
Noninterest-bearing demand deposits (g)	2,959,871			2,611,597			2,588,502			2,587,071			2,579,775
Noninterest-bearing liabilities	244,306			225,306			228,947			238,434			217,161
Total liabilities	14,133,045			12,832,231			12,785,872			12,733,636			12,778,772
Shareholders’ equity	1,809,395			1,635,966			1,616,611			1,589,228			1,572,897
Total liabilities and shareholders’ equity	$15,942,440			$14,468,197			$14,402,483			$14,322,864			$14,351,669
Net interest income/Interest rate spread FTE		136,944	3.09%		120,322	3.02%		128,685	3.31%		115,048	2.83%		112,216	2.72%
Net interest-earning assets/Net interest margin FTE	$3,946,122		3.65%	$3,548,356		3.56%	$3,509,594		3.87%	$3,484,151		3.42%	$3,435,240		3.33%
Tax equivalent adjustment (d)		970			878			867			851			914
Net interest income, GAAP basis		135,974			119,444			127,818			114,197			111,302
Ratio of interest-earning assets to interest-bearing liabilities	1.36X			1.36X			1.35X			1.35X			1.34X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of total deposits were 1.55%, 1.55%, 1.59%, 1.68%, and 1.78%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Nine months ended September 30,
	2025			2024
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$3,135,705	91,758	3.90%	$3,340,332	96,392	3.85%
Home equity loans	1,236,733	53,509	5.78%	1,185,145	51,893	5.85%
Consumer loans	2,118,568	87,650	5.53%	2,012,461	77,401	5.14%
Commercial real estate loans	3,033,193	151,726	6.60%	3,005,966	136,556	6.07%
Commercial loans	2,145,555	114,818	7.06%	1,768,325	99,923	7.55%
Loans receivable (a) (b) (d)	11,669,754	499,461	5.72%	11,312,229	462,165	5.46%
Mortgage-backed securities (c)	1,791,479	36,552	2.72%	1,729,064	28,278	2.18%
Investment securities (c) (d)	277,338	5,420	2.61%	294,598	4,251	1.92%
FHLB stock, at cost	23,080	1,336	7.74%	26,195	1,499	7.64%
Other interest-earning deposits	209,320	6,789	4.28%	124,037	4,935	5.31%
Total interest-earning assets	13,970,971	549,558	5.26%	13,486,123	501,128	4.96%
Noninterest-earning assets (e)	972,376			919,969

Total assets	$14,943,347			$14,406,092

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits	$2,250,418	19,653	1.17%	$2,139,461	17,673	1.10%
Interest-bearing demand deposits	2,662,521	22,513	1.13%	2,554,172	19,501	1.02%
Money market deposit accounts	2,200,063	30,748	1.87%	1,962,019	25,684	1.75%
Time deposits	2,683,081	73,117	3.64%	2,787,306	91,780	4.40%
Total interesting bearing deposits (g)	9,796,083	146,031	1.99%	9,442,958	154,638	2.19%
Borrowed funds (f)	260,392	7,618	3.91%	337,427	11,636	4.61%
Subordinated debt	114,661	3,631	4.22%	114,310	3,444	4.02%
Junior subordinated debentures	129,922	6,327	6.42%	129,662	7,375	7.60%
Total interest-bearing liabilities	10,301,058	163,607	2.12%	10,024,357	177,093	2.36%
Noninterest-bearing demand deposits (g)	2,721,350			2,581,018
Noninterest-bearing liabilities	232,909			245,917

Total liabilities	13,255,317			12,851,292

Shareholders’ equity	1,688,030			1,554,800

Total liabilities and shareholders’ equity	$14,943,347			$14,406,092

Net interest income/Interest rate spread		385,951	3.14%		324,035	2.60%

Net interest-earning assets/Net interest margin	$3,669,913		3.69%	$3,461,766		3.21%

Tax equivalent adjustment (d)		2,715			2,654
Net interest income, GAAP basis		383,236			321,381

Ratio of interest-earning assets to interest-bearing liabilities	1.36X			1.35X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 1.56% and 1.72%, respectively.